UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2017

The Charles Schwab Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 1-9700
Delaware (State or other jurisdiction of incorporation)	94-3025021 (I.R.S. Employer Identification No.)

211 Main Street, San Francisco, CA 94105
(Address of principal executive offices, including zip code)

(415) 667-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 20, 2017, the Compensation Committee of the Board of Directors of The Charles Schwab Corporation (CSC) approved compensation for Peter Crawford, who has been named to replace Joseph R. Martinetto as Chief Financial Officer effective May 16, 2017. The compensation for Mr. Crawford will be effective May 16, 2017 and consists of the following:

•	An annual base salary of $450,000;

•	A target bonus of 125% of his base salary for an annual cash incentive payment in 2017; and

•	A special one-time equity award with a grant date of June 1, 2017, consisting of stock options with a value of $125,000 and restricted stock units with a value of $125,000.

The stock options vest 25% on each of the first, second, third, and fourth anniversary of the grant date and have a term of ten years. The number of stock options will be determined by dividing $125,000 by the fair value of an option on the date of grant, and the exercise price of the stock options will be the closing price of a share of CSC’s common stock on the date of grant. The restricted stock units vest 25% on each of the first, second, third, and fourth anniversary of the grant date. The number of restricted stock units will be determined by dividing $125,000 by the market value of a share of CSC’s common stock on the date of grant, which will be determined by the average of the high and low price of a share of CSC’s common stock on the date of grant.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION

Date: April 25, 2017	By:	/s/ Joseph R. Martinetto
Joseph R. Martinetto Senior Executive Vice President and Chief Financial Officer